EXHIBIT B

Resolutions of the Board of Trustees of Nilsine Partners NP1X Fund

WHEREAS, the Board of Trustees (the “Board”) of Nilsine Partners NP1X Fund (the “Fund”) has reviewed the Fund’s Co-Investment Exemptive Application (the “Exemptive Application”) involving the Fund and certain affiliates thereof as specified in the Exemptive Application, a copy of which is attached hereto as Appendix A, for an order of the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Section 57(i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and Rule 17d-1 promulgated under the 1940 Act, permitting certain joint transactions that otherwise may be prohibited by Section 17(d) and Section 57(a)(4) of the 1940 Act.

NOW, THEREFORE, BE IT RESOLVED, that the Authorized Officers (as defined below), shall be, and each of them individually hereby is, authorized, empowered and directed, in the name and on behalf of the Fund, to cause to be executed, delivered, and filed with the Commission the Exemptive Application, in substantially the form attached hereto as Appendix A.

BE IT FURTHER RESOLVED, that the Authorized Officers shall be, and each of them individually hereby is, authorized, empowered, and directed, in the name and on behalf of the Fund, to cause to be made, executed, delivered, and filed with the Commission any amendments to the Exemptive Application and any additional applications for exemptive relief as are determined necessary, advisable, or appropriate by any such officers in order to effectuate the foregoing, such determination to be conclusively evidenced by the taking of any such action.

BE IT FURTHER RESOLVED, that all acts and things previously done by any of the Authorized Officers, on or prior to the date hereof, in the name and on behalf of the Fund in connection with the foregoing resolutions are in all respects authorized, ratified, approved, confirmed, and adopted as the acts and deeds by and on behalf of the Fund.

BE IT FURTHER RESOLVED, that any officer of the Fund be, and each of them hereby is, authorized, empowered, and directed to certify and deliver copies of these resolutions to such governmental bodies, agencies, persons, firms, or corporations as such officer may deem necessary and to identify by such officer’s signature or certificate, or in such form as may be required, the documents and instruments presented to and approved herein and to furnish evidence of the approval, by an officer authorized to give such approval, of any document, instrument, or provision or any addition, deletion, or change in any document or instrument.

BE IT FURTHER RESOLVED, that for purposes of the foregoing resolutions, the Authorized Officers of the Fund shall be the President and Chief Executive Officer, Secretary, or any other authorized signatories designated by the Board from time to time (collectively, the “Authorized Officers”).